Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Mr. Paul Ressler
(801) 756-5831
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Hybrid Dynamics Corporation
American Fork, Utah

NEWS RELEASE
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HYBRID DYNAMICS CORPORATION ANNOUNCES FILING OF A
PRELIMINARY INFORMATION STATEMENT ON SCHEDULE 14C
APPROVING SEVERAL CORPORATE ACTIONS

American Fork, Utah, July 11, 2007 – Hybrid Dynamics Corporation (“Hybrid”) (OTCBB: HYBY.OB) announced the filing of a preliminary information statement on Schedule 14C with the U.S. Securities and Exchange Commission. The Schedule 14C, which was filed with the SEC on July 9, 2007, relates to the approval by Hybrid’s Board of Directors and Shareholders of:

  the election of Paul Ressler, Leonard DuCharme and Darren Jensen to be members of Hybrid’s Board of Directors,

  the reappointment of Prichett, Siler & Hardy PC of Salt Lake City, Utah as Hybrid’s auditors for the forthcoming year,

  Hybrid’s Amended and Restated Articles of Incorporation which effect a 1-for-100 reverse stock split of Hybrid’s common stock, and an amendment to Hybrid’s 2007 Qualified Stock Option Plan reserving 1 million shares of Hybrid’s common stock for issuance pursuant to the Plan.

The 1-for-100 Reverse Split will become effective when the Amended and Restated Articles of Incorporation are filed with the Secretary of State of the State of Nevada following the expiration of the 20-day period mandated by Rule 14c of the Securities Exchange Act of 1934.

When the reverse split becomes effective, each share of common stock will automatically become one-hundredth of a share of common stock.  No fractional shares will be issued in connection with the reverse stock split. Instead, shareholders holding less than 10,000 shares of pre-split common stock will receive 100 shares of post-split common stock.

Additional information regarding the 1-for-100 reverse stock split and the other matters as well as a copy of Hybrid’s Amended and Restated Articles of Incorporation can be found in Hybrid’s Preliminary Information Statement on Schedule 14C which was dated and filed with the

U.S. Securities Exchange Commission on July 9, 2007 via the SEC’s EDGAR database located at www.sec.gov.

Once the Schedule 14C is distributed to shareholders, and the stock split becomes effective no sooner than twenty days thereafter when the necessary state filing is made, shareholders may tender their old shares to Corporate Stock Transfer Company, our transfer agent, for new shares as provided for in the Information Statement. Also, once the Information Statement is distributed, the OTC Bulletin Board will issue the Company, before the stock split takes effect, a new ticker symbol under which the new shares will trade.

Hybrid manufactures and distributes recreational electric vehicles and develops motor-control systems and hybrid drive-train technologies for use in electric and hybrid motorized vehicles.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Hybrid and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, and concentration in a single customer, raw material costs, market acceptance, future capital requirements, and competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. Hybrid is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.